Exhibit 99.1

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY

REPORTED BASIS

(in millions, except per share data and as noted)	2009 Q3		2009 Q2		2009 Q1 (10)		2008 Q4		2008 Q3
Earnings (Reported Basis)
Net Interest Income	$2,050.7		$1,946.6		$1,786.8		$1,802.4		$1,806.6
Non-Interest Income (2)	1,552.4		1,231.7	(5)	1,090.3		1,368.3		1,696.9

Total Revenue (1)	3,603.1		3,178.3		2,877.1		3,170.7		3,503.5
Provision for Loan Losses	1,173.2		934.0		1,279.1		2,098.9		1,093.9
Marketing Expenses	103.7		134.0		162.7		264.9		267.4
Restructuring Expenses	26.4		43.4		17.6		52.8		15.3
Goodwill Impairment Charge	—		—		—		810.9	(7)	—
Operating Expenses (3)	1,672.4		1,744.4	(11)	1,564.8		1,629.3		1,527.5

Income (Loss) Before Taxes	627.4		322.5		(147.1)		(1,686.1)		599.4
Tax Rate	25.2%		28.6%		40.9%		17.2%		35.6%
Income (Loss) From Continuing Operations, Net of Tax	$469.2		$230.2		$(86.9)		$(1,396.3)		$385.8
Loss From Discontinued Operations, Net of Tax	(43.6)		(6.0)		(25.0)		(25.2)		(11.7)

Net Income (Loss)	$425.6		$224.2		$(111.9)		$(1,421.5)		$374.1

Net Income (Loss) Available to Common Shareholders (F)	$425.6		$(275.5	)(13)	$(176.1)		$(1,454.3)		$374.1

Common Share Statistics
Basic EPS: (G)
Income (Loss) From Continuing Operations	$1.04		$(0.64)		$(0.39)		$(3.67)		$1.03
Loss From Discontinued Operations	$(0.09)		$(0.01)		$(0.06)		$(0.07)		$(0.03)

Net Income (Loss)	$0.95		$(0.65)		$(0.45)		$(3.74)		$1.00
Diluted EPS: (G)
Income (Loss) From Continuing Operations	$1.03		$(0.64)		$(0.39)		$(3.67)		$1.03
Loss From Discontinued Operations	$(0.09)		$(0.01)		$(0.06)		$(0.07)		$(0.03)

Net Income (Loss)	$0.94		$(0.65)		$(0.45)		$(3.74)		$1.00
Dividends Per Common Share	$0.05		$0.05		$0.375		$0.375		$0.375
Tangible Book Value Per Common Share (period end)	$27.02		$25.34		$25.11		$28.24		$31.63
Stock Price Per Common Share (period end)	$35.73		$21.88		$12.24		$31.89		$51.00
Total Market Capitalization (period end)	$16,064.2		$9,826.3		$4,806.6		$12,411.6		$19,833.9
Common Shares Outstanding (period end)	449.6		449.1		392.7		389.2		388.9
Shares Used to Compute Basic EPS	449.4		421.9		390.5		389.0		372.9
Shares Used to Compute Diluted EPS	453.7		421.9		390.5		389.0		374.3

Reported Balance Sheet Statistics (period average) (A)
Average Loans Held for Investment	$99,485		$105,278		$103,445		$99,335		$98,778
Average Earning Assets	$145,410		$151,400		$145,374		$137,799		$133,277
Average Assets	$173,348		$177,589		$168,454		$161,976		$156,958
Average Interest Bearing Deposits	$103,105		$107,040		$100,852		$93,144		$84,655
Total Average Deposits	$115,883		$119,611		$112,138		$104,093		$95,328
Average Equity	$25,999		$27,658	(9),(12)	$27,002		$26,658	(9)	$25,046
Return on Average Assets (ROA)	1.08%		0.52%		(0.21)%		(3.45)%		0.98%
Return on Average Equity (ROE)	7.22%		3.33%		(1.29)%		(20.95)%		6.16%

Reported Balance Sheet Statistics (period end) (A)
Loans Held for Investment	$96,783		$101,074		$105,527		$101,018		$97,965
Total Assets	$168,472		$171,865		$177,357		$165,878		$154,783
Interest Bearing Deposits	$101,769		$104,121		$108,696		$97,327		$88,248
Total Deposits	$114,503		$116,724		$121,119		$108,621		$98,913

Performance Statistics (Reported) (A)
Net Interest Income Growth (annualized)	21%		36%		(3)%		(1)%		18%
Non Interest Income Growth (annualized)	104%		52%		(81)%		(77)%		18%
Revenue Growth (annualized)	53%		42%		(37)%		(38)%		18%
Net Interest Margin	5.64%		5.14%		4.92%		5.23%		5.42%
Revenue Margin	9.91%		8.40%		7.92%		9.20%		10.51%
Risk Adjusted Margin (B)	6.81%		5.44%		4.79%		6.17%		7.90%
Non Interest Expense as a % of Average Loans Held for Investment (annualized)	7.25%		7.30%		6.75%		7.84	%(8)	7.33%
Efficiency Ratio (C)	49.29%		59.10%		60.04%		59.74	%(8)	51.23%

Asset Quality Statistics (Reported) (A)
Allowance	$4,513		$4,482		$4,648		$4,524		$3,520
Allowance as a % of Reported Loans Held for Investment	4.66	%(4)	4.43	%(4)	4.40	%(4)	4.48%		3.59%
Net Charge-Offs	$1,127	(4)	$1,119	(4)	$1,138	(4)	$1,045		$872
Net Charge-Off Rate	4.53	%(4)	4.25	%(4)	4.40	%(4)	4.21%		3.53%
30+ day performing delinquency rate	4.11	%(4)	3.71	%(4)	3.63	%(4)	4.37%		3.85%

Full-time equivalent employees (in thousands)	26.0		26.6		27.5		23.7		23.5

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY

MANAGED BASIS (*)

(in millions)	2009 Q3		2009 Q2		2009 Q1 (10)		2008 Q4		2008 Q3
Earnings (Managed Basis)
Net Interest Income	$3,257.5		$2,959.2		$2,743.8		$2,767.9		$2,889.3
Non-Interest Income (2)	1,372.7		1,189.0	(5)	986.2		1,183.2		1,325.6

Total Revenue (1)	4,630.2		4,148.2		3,730.0		3,951.1		4,214.9
Provision for Loan Losses	2,200.3		1,903.9		2,132.0		2,879.3		1,805.3
Marketing Expenses	103.7		134.0		162.7		264.9		267.4
Restructuring Expenses	26.4		43.4		17.6		52.8		15.3
Goodwill Impairment Charge	—		—		—		810.9	(7)	—
Operating Expenses (3)	1,672.4		1,744.4	(11)	1,564.8		1,629.3		1,527.5

Income (Loss) Before Taxes	627.4		322.5		(147.1)		(1,686.1)		599.4
Tax Rate	25.2%		28.6%		40.9%		17.2%		35.6%
Income (Loss) From Continuing Operations, Net of Tax	$469.2		$230.2		$(86.9)		$(1,396.3)		$385.8
Loss From Discontinued Operations, Net of Tax	(43.6)		(6.0)		(25.0)		(25.2)		(11.7)

Net Income (Loss)	$425.6		$224.2		$(111.9)		$(1,421.5)		$374.1

Net Income (Loss) Available to Common Shareholders (F)	$425.6		$(275.5	)(13)	$(176.1)		$(1,454.3)		$374.1

Managed Balance Sheet Statistics (period average) (A)
Average Loans Held for Investment	$143,671		$148,609		$147,385		$146,586		$147,247
Average Earning Assets	$186,005		$191,804		$186,817		$182,660		$179,753
Average Assets	$214,575		$218,325		$210,133		$207,240		$204,694
Return on Average Assets (ROA)	0.87%		0.42%		(0.17)%		(2.70)%		0.75%

Managed Balance Sheet Statistics (period end) (A)
Loans Held for Investment	$141,059		$146,251		$150,335		$146,937		$147,346
Total Assets	$209,723		$214,095		$219,883		$209,840		$203,452
Tangible Assets (D)	$195,647		$200,110		$206,161		$197,337		$190,141
Tangible Common Equity (E)	$12,146		$11,379		$9,862		$10,990		$12,301
Tangible Common Equity to Tangible Assets Ratio (H)	6.21%		5.69	%(6)	4.78%		5.57%		6.47	%(6)
% Off-Balance Sheet Securitizations	31%		31%		30%		31%		34%

Performance Statistics (Managed) (A)
Net Interest Income Growth (annualized)	40%		31%		(3)%		(17)%		15%
Non Interest Income Growth (annualized)	62%		82%		(67)%		(43)%		7%
Revenue Growth (annualized)	46%		45%		(22)%		(25)%		12%
Net Interest Margin	7.01%		6.17%		5.87%		6.06%		6.43%
Revenue Margin	9.96%		8.65%		7.99%		8.65%		9.38%
Risk Adjusted Margin (B)	5.32%		4.30%		3.72%		4.65%		5.86%
Non Interest Expense as a % of Average Loans Held for Investment (annualized)	5.02%		5.17%		4.74%		5.31	%(8)	4.92%
Efficiency Ratio (C)	38.36%		45.28%		46.31%		47.94	%(8)	42.58%

Asset Quality Statistics (Managed) (A)
Net Charge-Offs	$2,155	(4)	$2,087	(4)	$1,991	(4)	$1,826		$1,583
Net Charge-Off Rate	6.00	%(4)	5.62	%(4)	5.40	%(4)	4.98%		4.30%
30+ day performing delinquency rate	4.55	%(4)	4.09	%(4)	4.09	%(4)	4.49%		3.99%

(*)	The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule—“Reconciliation to GAAP Financial Measures”.

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY NOTES

(1)	In accordance with the Company’s finance charge and fee revenue recognition policy, the amounts billed to customers but not recognized as revenue were as follows: Q3 2009—$517.0 million, Q2 2009—$571.9 million, Q1 2009—$544.4 million, Q4 2008—$591.0 million and Q3 2008—$445.7 million.

(2)	Includes the impact from the change in fair value of retained interests, including the interest-only strips, of an increase of $37.3 million in Q3 2009, and a decrease of $114.5 million in Q2 2009, $128.0 million in Q1 2009, $158.2 million in Q4 2008, and $73.5 million in Q3 2008.

(3)	Includes core deposit intangible amortization expense of $55.5 million in Q3 2009, $57.4 million in Q2 2009, $49.2 million in Q1 2009, $46.0 million in Q4 2008 and $47.3 million in Q3 2008, and integration costs of $10.7 million in Q3 2009, $8.8 million in Q2 2009, $23.6 million in Q1 2009, $3.2 million in Q4 2008 and $10.3 million in Q3 2008.

(4)	Allowance as a % of Reported Loans Held for Investment, Net Charge-off Rate and 30+ Day Performing Delinquency Rate on both a Reported and Managed basis include period end loans held for investment and average loans held for investment acquired as part of the Chevy Chase Bank, FSB (CCB) acquisition. The period end and average loans held for investment and metrics excluding such loans are as follows. The net charge-off dollars were unchanged.

	Q3 2009	Q2 2009	Q1 2009
CCB period end acquired loan portfolio (in millions)	$8,002.3	$8,552.9	$9,464.3
CCB average acquired loan portfolio (in millions)	$8,525.2	$8,931.9	$3,282.5
Allowance as a % of reported loans held for investment	5.08%	4.84%	4.84%
Net charge-off rate (Reported)	4.96%	4.65%	4.54%
Net charge-off rate (Managed)	6.38%	5.98%	5.52%
30+ day performing delinquency rate (Reported)	4.48%	4.05%	3.99%
30+ day performing delinquency rate (Managed)	4.82%	4.35%	4.36%

(5)	In Q2 2009 the Company elected to convert and sell 404,508 shares of MasterCard class B common stock and recognized a gain of $65.5 million in non-interest income from the transaction.

(6)	The Q2 2009 TCE ratio reflects the issuance of 56,000,000 common shares on May 14, 2009 at $27.75 per share. The Q3 2008 TCE ratio reflects the issuance of 15,527,000 shares on September 30, 2008 at $49 per share.

(7)	In Q4 2008 the Company recorded impairment of goodwill in its automobile business of $810.9 million.

(8)	Excludes the impact of the goodwill impairment of $810.9 million.

(9)	Average equity includes the impact of the Company’s participation in the U.S. Treasury’s Capital Purchase Program. On November 14, 2008, the Company issued 3,555,199 preferred shares and 12,657,960 warrants to purchase common shares, while receiving proceeds of $3.56 billion. The allocated fair value for the preferred shares and the warrants to purchase common shares was $3.06 billion and $491.5 million, respectively. On June 17, 2009, the Company repurchased all 3,555,199 preferred shares issued in Q4 2008 for approximately $3.57 billion, including accrued dividends. The warrants to purchase common shares of $491.5 million remain outstanding and are included in paid-in capital on the balance sheet.

(10)	Effective February 27, 2009 the Company acquired Chevy Chase Bank, FSB for $475.9 million, which included $9.8 billion in loans and $13.6 billion in deposits. The Company paid cash of $445.0 million and issued 2.6 million shares valued at $30.9 million.

(11)	Includes the FDIC Special Assessment of $80.5 million.

(12)	Average equity includes the impact of the issuance of 56,000,000 common shares on May 14, 2009 at $27.75 per share.

(13)	The calculation of net income (loss) available to common shareholders includes the impact from dividends on preferred shares of $38.0 million and from the accretion of the discount on preferred shares of $461.7 million. With the repayment of the preferred shares to the U.S. Treasury, the remaining accretion was accelerated to Q2 2009 and treated as a dividend.

STATISTICS / METRIC DEFINITIONS

(A)	Based on continuing operations. Average equity and return on equity are based on the Company’s stockholders’ equity.

(B)	Risk adjusted margin equals total revenue less net charge-offs as a percentage of average earning assets.

(C)	Efficiency ratio equals non-interest expense less restructuring expense divided by total revenue.

(D)	Tangible assets include managed assets less intangible assets and is considered a non-GAAP measure. See accompanying schedule Reconciliation to GAAP Financial Measures for a reconciliation of tangible assets.

(E)	Includes stockholders’ equity less preferred shares less intangible assets and related deferred tax liabilities. Tangible Common Equity on a reported and managed basis is the same and is considered a non-GAAP measure. See accompanying schedule Reconciliation To GAAP Financial Measures for a reconciliation of tangible common equity.

(F)	Net income (loss) available to common shareholders equals net income (loss) less dividends on preferred shares.

(G)	Earnings per share is based on net income (loss) available to common shareholders.

(H)	Tangible Common Equity to Tangible Assets Ratio (“TCE Ratio”) is considered a non-GAAP measure. See accompanying schedule Reconciliation To GAAP Financial Measures for a reconciliation of the TCE Ratio.

CAPITAL ONE FINANCIAL CORPORATION

Reconciliation to GAAP Financial Measures

For the Three Months Ended September 30, 2009

(dollars in thousands)(unaudited)

The Company’s consolidated financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) are referred to as its “reported” financial statements. Loans included in securitization transactions which qualified as sales under GAAP have been removed from the Company’s “reported” balance sheet. However, servicing fees, finance charges, and other fees, net of charge-offs, and interest paid to investors of securitizations are recognized as servicing and securitizations income on the “reported” income statement.

The Company’s “managed” consolidated financial statements reflect adjustments made related to effects of securitization transactions qualifying as sales under GAAP. The Company generates earnings from its “managed” loan portfolio which includes both the on-balance sheet loans and off-balance sheet loans. The Company’s “managed” income statement takes the components of the servicing and securitizations income generated from the securitized portfolio and distributes the revenue and expense to appropriate income statement line items from which they originated. For this reason the Company believes the “managed” consolidated financial statements and related managed metrics to be useful to stakeholders.

	Total Reported	Adjustments(1)	Total Managed(2)
Income Statement Measures(3)
Net interest income	$2,050,680	$1,206,867	$3,257,547
Non-interest income	1,552,380	(179,700)	1,372,680

Total revenue	3,603,060	1,027,167	4,630,227
Provision for loan and lease losses	1,173,165	1,027,167	2,200,332
Net charge-offs	$1,127,465	$1,027,167	$2,154,632

Balance Sheet Measures
Loans held for investment	$96,783,165	$44,275,350	$141,058,515
Total assets	$168,503,921	$41,250,924	$209,754,845
Total liabilities	$142,281,769	$41,250,924	$183,532,693
Average loans held for investment	$99,484,847	$44,185,873	$143,670,720
Average earning assets	$145,425,656	$40,594,656	$186,020,312
Average total assets	$173,389,149	$41,226,895	$214,616,044
Average total liabilities	$147,390,307	$41,226,895	$188,617,202
Delinquencies	$3,982,504	$2,434,461	$6,416,965

The table below presents a reconciliation of tangible common equity and tangible assets, which are the components used to calculate the tangible common equity “TCE” ratio. The Company believes the TCE ratio is an important financial measure of capital strength to our investors and readers even though it is considered to be a non-GAAP measure.

(dollars in millions)(unaudited)	2009 Q3	2009 Q2	2009 Q1	2008 Q4	2008 Q3
Equity	$26,222	$25,326	$26,744	$26,612	$25,612
Less: preferred stock	—	38	(3,159)	(3,120)	—
Less: intangible assets (4)	(14,076)	(13,985)	(13,723)	(12,503)	(13,311)

Tangible common equity	$12,146	$11,379	$9,862	$10,989	$12,301

Total assets	209,754	214,141	219,914	209,875	203,472
Less: discontinued ops assets	(31)	(46)	(31)	(35)	(20)

Total assets- continuing ops	209,723	214,095	219,883	209,840	203,452
Less: intangible assets (4)	(14,076)	(13,985)	(13,723)	(12,503)	(13,311)

Tangible assets	$195,647	$200,110	$206,160	$197,337	$190,141

TCE ratio	6.21	5.69	4.78	5.57	6.47

(1)	Income statement adjustments reclassify the net of finance charges of $1,317.2 million, past-due fees of $198.3 million, other interest income of $(51.0) million and interest expense of $257.6 million; and net charge-offs of $1,027.2 million from non-interest income to net interest income and provision for loan and lease losses, respectively.

(2)	The managed loan portfolio does not include auto loans or mortgage loans which have been sold in whole loan sale transactions or securitizations where the Company has retained servicing rights.

(3)	Based on continuing operations.

(4)	Includes impact from related deferred taxes.

CAPITAL ONE FINANCIAL CORPORATION

Consolidated Balance Sheets

(in thousands)(unaudited)

	As of September 30 2009	As of June 30 2009	As of September 30 2008
Assets:
Cash and due from banks	$2,719,100	$3,001,944	$3,511,558
Federal funds sold and resale agreements	544,793	603,564	1,435,521
Interest-bearing deposits at other banks	863,310	1,166,419	673,662

Cash and cash equivalents	4,127,203	4,771,927	5,620,741
Securities available for sale	37,693,001	37,667,165	26,969,471
Securities held to maturity	83,608	87,545	—
Mortgage loans held for sale	141,158	319,975	98,900
Loans held for investment	96,783,165	101,073,629	97,965,351
Less: Allowance for loan and lease losses	(4,513,493)	(4,481,827)	(3,519,610)

Net loans held for investment(1)	92,269,672	96,591,802	94,445,741
Accounts receivable from securitizations	6,985,200	5,219,968	4,980,823
Premises and equipment, net	2,773,173	2,824,785	2,305,286
Interest receivable	947,738	951,201	750,717
Goodwill(1)	13,524,978	13,381,056	12,815,642
Other(1)	9,958,190	10,095,883	6,815,792

Total assets	$168,503,921	$171,911,307	$154,803,113

Liabilities:
Non-interest-bearing deposits	$12,734,589	$12,603,548	$10,665,286
Interest-bearing deposits	101,768,522	104,120,642	88,247,688
Senior and subordinated notes	9,208,769	10,092,619	8,278,856
Other borrowings	12,126,181	13,260,589	15,962,072
Interest payable	582,969	659,784	508,091
Other(1)	5,860,739	5,848,464	5,529,580

Total liabilities	142,281,769	146,585,646	129,191,573

Stockholders’ Equity:
Preferred stock	—	—	—
Common stock	5,021	5,019	4,383
Paid-in capital, net	18,928,719	18,891,333	16,752,078
Retained earnings and cumulative other comprehensive income	10,460,779	9,598,606	12,020,490
Less: Treasury stock, at cost	(3,172,367)	(3,169,297)	(3,165,411)

Total stockholders’ equity	26,222,152	25,325,661	25,611,540

Total liabilities and stockholders’ equity	$168,503,921	$171,911,307	$154,803,113

(1)	Balances at September 30, 2009 reflect adjustments made to the allocation of purchase price of the Chevy Chase Bank acquisition. The balances at June 30, 2009 have not been adjusted, however, if the adjustments had been made at June 30, 2009, net loans held for investment would have been $96,518.7 million (a decrease of $73.1 million), goodwill would have been $13,527.9 million (an increase of $146.9 million), other assets would have been $10,045.2 million (an decrease of $50.7 million) and other liabilities would have been $5,822.8 million (a decrease of $25.7 million). The allocation of purchase price is still preliminary and will be finalized upon completion of the analysis of the fair values of Chevy Chase Bank’s assets and liabilities.

CAPITAL ONE FINANCIAL CORPORATION

Consolidated Statements of Income

(in thousands, except per share data)(unaudited)

	Three Months Ended			Nine Months Ended
	September 30 2009	June 30 2009	September 30 2008	September 30 2009	September 30 2008
Interest Income:
Loans held for investment, including past-due fees	$2,265,720	$2,233,808	$2,347,480	$6,689,859	$7,153,582
Investment securities	398,835	412,845	317,268	1,206,460	856,093
Other	83,195	67,982	107,048	214,294	333,503

Total interest income	2,747,750	2,714,635	2,771,796	8,110,613	8,343,178

Interest Expense:
Deposits	479,178	555,579	624,319	1,666,605	1,827,284
Senior and subordinated notes	74,032	57,113	96,568	189,189	352,335
Other borrowings	143,860	155,357	244,264	470,802	817,241

Total interest expense	697,070	768,049	965,151	2,326,596	2,996,860

Net interest income	2,050,680	1,946,586	1,806,645	5,784,017	5,346,318
Provision for loan and lease losses	1,173,165	934,038	1,093,917	3,386,340	3,002,119

Net interest income after provision for loan and lease losses	877,515	1,012,548	712,728	2,397,677	2,344,199

Non-Interest Income:
Servicing and securitizations	720,698	362,416	875,718	1,536,751	2,793,520
Service charges and other customer-related fees	496,404	491,763	576,762	1,494,292	1,675,032
Mortgage servicing and other	8,656	13,163	39,183	45,199	90,990
Interchange	122,585	126,702	148,076	389,378	432,708
Net impairment losses recognized in earnings(1)	(11,173)	(10,031)	—	(21,567)	—
Other	215,210	247,674	57,152	430,348	383,435

Total non-interest income	1,552,380	1,231,687	1,696,891	3,874,401	5,375,685

Non-Interest Expense:
Salaries and associate benefits	648,180	633,819	571,686	1,836,430	1,761,538
Marketing	103,698	133,970	267,372	400,380	853,265
Communications and data processing	175,575	194,578	176,720	569,257	559,065
Supplies and equipment	122,777	128,483	126,781	370,160	389,649
Occupancy	113,913	114,885	96,483	329,049	264,700
Restructuring expense	26,357	43,374	15,306	87,358	81,625
Other	611,978	672,647	555,858	1,876,692	1,542,242

Total non-interest expense	1,802,478	1,921,756	1,810,206	5,469,326	5,452,084

Income from continuing operations before income taxes	627,417	322,479	599,413	802,752	2,267,800
Income taxes	158,191	92,278	213,624	190,246	786,958

Income from continuing operations, net of tax	469,226	230,201	385,789	612,506	1,480,842
Loss from discontinued operations, net of tax	(43,587)	(5,998)	(11,650)	(74,543)	(105,294)

Net income	$425,639	$224,203	$374,139	$537,963	$1,375,548

Net income (loss) available to common shareholders	$425,639	$(275,515)	$374,139	$(25,945)	$1,375,548

Basic earnings per common share
Income (loss) from continuing operations	$1.04	$(0.64)	$1.03	$0.12	$3.98
Loss from discontinued operations	(0.09)	(0.01)	(0.03)	(0.18)	(0.28)

Net Income (loss) per common share	$0.95	$(0.65)	$1.00	$(0.06)	$3.70

Diluted earnings per common share
Income (loss) from continuing operations	$1.03	$(0.64)	$1.03	$0.12	$3.96
Loss from discontinued operations	(0.09)	(0.01)	(0.03)	(0.18)	(0.28)

Net Income (loss) per common share	$0.94	$(0.65)	$1.00	$(0.06)	$3.68

Dividends paid per common share	$0.05	$0.05	$0.375	$0.475	$1.125

(1)	Total other-than-temporary impairment losses for the three and nine months ended September 30, 2009 are $131.0 million and $290.6 million, respectively. The portion of loss recognized in other comprehensive income (before taxes) for the three and nine months ended September 30, 2009 are $119.9 million and $269.0 million, respectively. Total other-than-temporary impairment losses for the three months ended June 30, 2009 is $159.2 million. The portion of loss recognized in other comprehensive income (before taxes) for the three months ended June 30, 2009 is $149.2 million.

CAPITAL ONE FINANCIAL CORPORATION

Statements of Average Balances, Income and Expense, Yields and Rates (1)

(dollars in thousands)(unaudited)

Reported	Quarter Ended 09/30/09			Quarter Ended 06/30/09			Quarter Ended 09/30/08
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning assets:
Loans held for investment	$99,484,847	$2,265,720	9.11%	$105,278,045	$2,233,808	8.49%	$98,778,393	$2,347,480	9.51%
Investment Securities (2)	37,376,895	398,835	4.27%	37,499,187	412,845	4.40%	25,780,198	317,268	4.92%
Other	8,548,610	83,195	3.89%	8,623,100	67,982	3.15%	8,718,392	107,048	4.91%

Total earning assets	$145,410,352	$2,747,750	7.56%	$151,400,332	$2,714,635	7.17%	$133,276,983	$2,771,796	8.32%

Interest-bearing liabilities:
Interest-bearing deposits
NOW accounts	10,418,557	12,745	0.49%	$10,914,679	$14,602	0.54%	$9,292,819	$30,263	1.30%
Money market deposit accounts	36,036,826	96,477	1.07%	35,751,007	103,855	1.16%	26,914,607	187,740	2.79%
Savings accounts	12,266,254	22,772	0.74%	9,931,058	13,399	0.54%	7,759,024	16,243	0.84%
Other consumer time deposits	32,075,905	248,272	3.10%	35,841,099	300,572	3.35%	26,733,531	262,101	3.92%
Public fund CD’s of $100,000 or more	1,061,134	2,789	1.05%	1,117,460	3,450	1.23%	1,305,438	8,233	2.52%
CD’s of $100,000 or more	9,764,172	92,681	3.80%	11,097,722	108,228	3.90%	9,084,740	89,192	3.93%
Foreign time deposits	1,482,519	3,442	0.93%	2,387,093	11,473	1.92%	3,564,449	30,547	3.43%

Total interest-bearing deposits	$103,105,367	$479,178	1.86%	$107,040,118	$555,579	2.08%	$84,654,608	$624,319	2.95%
Senior and subordinated notes	9,553,950	74,032	3.10%	8,322,746	57,113	2.74%	8,282,536	96,568	4.66%
Other borrowings	13,480,527	143,860	4.27%	16,274,845	155,357	3.82%	22,368,976	244,264	4.37%

Total interest-bearing liabilities	$126,139,844	$697,070	2.21%	$131,637,709	$768,049	2.33%	$115,306,120	$965,151	3.35%

Net interest spread			5.35%			4.84%			4.97%

Interest income to average earning assets			7.56%			7.17%			8.32%
Interest expense to average earning assets			1.92%			2.03%			2.90%

Net interest margin			5.64%			5.14%			5.42%

(1)	Average balances, income and expenses, yields and rates are based on continuing operations.

(2)	Includes securities available for sale and securities held to maturity.

CAPITAL ONE FINANCIAL CORPORATION

Statements of Average Balances, Income and Expense, Yields and Rates (2)

(dollars in thousands)(unaudited)

Managed (1)	Quarter Ended 09/30/09			Quarter Ended 06/30/09			Quarter Ended 09/30/08
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning assets:
Loans held for investment	$143,670,720	$3,795,387	10.57%	$148,609,132	$3,564,773	9.60%	$147,247,398	$3,974,375	10.80%
Investment Securities (3)	37,376,895	398,835	4.27%	37,499,187	412,845	4.40%	25,780,198	317,268	4.92%
Other	4,957,393	18,038	1.46%	5,695,941	17,074	1.20%	6,725,201	54,618	3.25%

Total earning assets	$186,005,008	$4,212,260	9.06%	$191,804,260	$3,994,692	8.33%	$179,752,797	$4,346,261	9.67%

Interest-bearing liabilities:
Interest-bearing deposits
NOW accounts	$10,418,557	$12,745	0.49%	$10,914,679	$14,602	0.54%	$9,292,819	$30,263	1.30%
Money market deposit accounts	36,036,826	96,477	1.07%	35,751,007	103,855	1.16%	26,914,607	187,740	2.79%
Savings accounts	12,266,254	22,772	0.74%	9,931,058	13,399	0.54%	7,759,024	16,243	0.84%
Other consumer time deposits	32,075,905	248,272	3.10%	35,841,099	300,572	3.35%	26,733,531	262,101	3.92%
Public fund CD’s of $100,000 or more	1,061,134	2,789	1.05%	1,117,460	3,450	1.23%	1,305,438	8,233	2.52%
CD’s of $100,000 or more	9,764,172	92,681	3.80%	11,097,722	108,228	3.90%	9,084,740	89,192	3.93%
Foreign time deposits	1,482,519	3,442	0.93%	2,387,093	11,473	1.92%	3,564,449	30,547	3.43%

Total interest-bearing deposits	$103,105,367	$479,178	1.86%	$107,040,118	$555,579	2.08%	$84,654,608	$624,319	2.95%
Senior and subordinated notes	9,553,950	74,032	3.10%	8,322,746	57,113	2.74%	8,282,536	96,568	4.66%
Other borrowings	13,480,527	143,860	4.27%	16,274,845	155,357	3.82%	22,368,976	244,264	4.37%
Securitization liability	41,251,788	257,643	2.50%	40,806,188	267,450	2.62%	48,069,177	491,780	4.09%

Total interest-bearing liabilities	$167,391,632	$954,713	2.28%	$172,443,897	$1,035,499	2.40%	$163,375,297	$1,456,931	3.57%

Net interest spread			6.78%			5.93%			6.10%

Interest income to average earning assets			9.06%			8.33%			9.67%
Interest expense to average earning assets			2.05%			2.16%			3.24%

Net interest margin			7.01%			6.17%			6.43%

(1)	The information in this table reflects the adjustment to add back the effect of securitized loans.

(2)	Average balances, income and expenses, yields and rates are based on continuing operations.

(3)	Includes securities available for sale and securities held to maturity.

CAPITAL ONE FINANCIAL CORPORATION (COF)

LENDING INFORMATION AND STATISTICS

MANAGED BASIS (1) (10)

	2009 Q3	2009 Q2	2009 Q1 (7)	2008 Q4	2008 Q3
Period end loans held for investment
(in thousands)
Domestic credit card	$61,891,573	$64,760,128	$67,015,166	$70,944,581	$69,361,743
International credit card	8,477,236	8,638,441	8,069,961	8,720,642	10,254,713

Total Credit Card	$70,368,809	$73,398,569	$75,085,127	$79,665,223	$79,616,456

Commercial and multi-family real estate	$13,920,431	$14,153,752	$13,522,154	$13,303,081	$12,997,111
Middle market	9,987,237	10,190,701	9,850,735	10,081,823	9,768,420
Specialty lending	3,542,350	3,469,699	3,489,813	3,547,287	3,634,212

Total Commercial Lending	$27,450,018	$27,814,152	$26,862,702	$26,932,191	$26,399,743
Small ticket commercial real estate	2,412,400	2,503,035	2,568,395	2,609,123	2,695,570

Total Commercial Banking	$29,862,418	$30,317,187	$29,431,097	$29,541,314	$29,095,313

Automobile	$19,295,218	$19,916,167	$20,795,291	$21,494,436	$22,318,970
Mortgages	15,838,327	16,674,368	9,648,271	10,098,430	10,355,853
Retail banking	5,346,260	5,593,040	5,499,070	5,603,696	5,402,783

Total Consumer Banking	$40,479,805	$42,183,575	$35,942,632	$37,196,562	$38,077,606

Other loans (9)	$347,483	$351,393	$9,876,138	$533,655	$556,371

Total	$141,058,515	$146,250,724	$150,334,994	$146,936,754	$147,345,746

Average loans held for investment
(in thousands)
Domestic credit card	$63,298,525	$65,862,569	$69,187,704	$69,643,290	$68,581,983
International credit card	8,609,235	8,327,859	8,382,679	9,440,972	10,703,229

Total Credit Card	$71,907,760	$74,190,428	$77,570,383	$79,084,262	$79,285,212

Commercial and multi-family real estate	$13,956,465	$14,056,005	$13,437,351	$13,082,096	$12,937,927
Middle market	9,924,849	10,426,572	10,003,213	10,093,083	9,303,068
Specialty lending	3,753,054	3,472,258	3,504,544	3,584,963	3,657,406

Total Commercial Lending	$27,634,368	$27,954,835	$26,945,108	$26,760,142	$25,898,401
Small ticket commercial real estate	2,470,961	2,542,082	2,600,169	2,655,883	2,709,568

Total Commercial Banking	$30,105,329	$30,496,917	$29,545,277	$29,416,025	$28,607,969

Automobile	$19,635,979	$20,303,296	$21,123,000	$21,967,154	$22,870,070
Mortgages	16,156,009	17,013,312	9,897,086	10,201,024	10,562,385
Retail banking	5,515,647	5,727,032	5,523,011	5,366,737	5,391,590

Total Consumer Banking	$41,307,635	$43,043,640	$36,543,097	$37,534,915	$38,824,045

Other loans (9)	$349,996	$878,147	$3,832,180	$550,950	$530,172

Total	$143,670,720	$148,609,132	$147,490,937	$146,586,152	$147,247,398

Net Charge-off Rates
Domestic credit card	9.64%	9.23%	8.39%	7.08%	6.13%
International credit card	9.19%	9.32%	7.30%	5.84%	5.90%

Total Credit Card	9.59%	9.24%	8.27%	6.93%	6.10%

Commercial and multi-family real estate (5)	1.37%	0.92%	0.63%	1.16%	0.14%
Middle market (5)	0.56%	0.58%	0.07%	0.47%	0.15%
Specialty lending	1.39%	0.99%	0.86%	0.47%	0.27%

Total Commercial Lending (5)	1.08%	0.80%	0.45%	0.81%	0.16%
Small ticket commercial real estate	5.19%	1.86%	1.74%	0.90%	0.10%

Total Commercial Banking (5)	1.42%	0.89%	0.56%	0.82%	0.16%

Automobile	4.38%	3.65%	4.88%	5.67%	4.99%
Mortgages (5)	0.68%	0.42%	0.45%	0.46%	0.43%
Retail banking (5)	2.44%	2.41%	2.37%	2.15%	2.08%

Total Consumer Banking (5)	2.67%	2.21%	3.30%	3.75%	3.35%

Other loans	28.53%	37.00%	4.24%	21.65%	18.98%

Total	6.00%	5.62%	5.40%	4.98%	4.30%

30+ day performing delinquency rate
Domestic credit card	5.38%	4.77%	5.08%	4.78%	4.20%
International credit card	6.63%	6.69%	6.25%	5.51%	5.24%

Total Credit Card	5.53%	4.99%	5.20%	4.86%	4.34%

Automobile (8)	9.52%	8.89%	7.48%	9.90%	9.31%
Mortgages (5)	1.15%	0.97%	1.91%	1.57%	0.82%
Retail banking (5)	1.23%	0.88%	1.16%	1.06%	0.89%

Total Consumer Banking (5)	5.15%	4.69%	5.01%	6.31%	5.81%

Non Performing Asset Rates (2) (6)
Commercial and multi-family real estate (5)	2.68%	2.16%	2.00%	1.21%	1.07%
Middle market (5)	1.26%	1.16%	0.57%	0.43%	0.26%
Specialty lending	2.04%	1.96%	1.16%	1.05%	0.38%

Total Commercial Lending (5)	2.08%	1.77%	1.37%	0.89%	0.67%
Small ticket commercial real estate	11.39%	10.08%	8.00%	6.67%	4.49%

Total Commercial Banking (5)	2.83%	2.46%	1.95%	1.41%	1.03%

Automobile (8)	0.87%	0.78%	0.69%	1.06%	0.99%
Mortgages (5)	1.81%	1.50%	1.89%	1.28%	1.16%
Retail banking (5)	1.93%	1.80%	1.68%	1.51%	0.97%

Total Consumer Banking (5)	1.38%	1.20%	1.16%	1.19%	1.03%

CAPITAL ONE FINANCIAL CORPORATION (COF)

CREDIT CARD SEGMENT FINANCIAL & STATISTICAL SUMMARY FOR CONTINUING OPERATIONS

MANAGED BASIS (1) (10)

(in thousands)	2009 Q3	2009 Q2	2009 Q1	2008 Q4	2008 Q3
Credit Card:
Earnings
Net interest income	$2,024,250	$1,797,303	$1,691,688	$1,816,484	$1,862,034
Non-interest income	966,862	897,440	985,481	1,138,220	1,181,015

Total revenue	$2,991,112	$2,694,743	$2,677,169	$2,954,704	$3,043,049
Provision for loan and lease losses	1,643,721	1,520,292	1,682,786	2,164,529	1,434,435
Non-interest expenses	897,578	909,572	988,652	1,075,446	1,059,641

Income (loss) before taxes	449,813	264,879	5,731	(285,271)	548,973
Income taxes (benefit)	158,074	92,251	2,402	(98,053)	192,461

Net income (loss)	$291,739	$172,628	$3,329	$(187,218)	$356,512

Selected Metrics
Period end loans held for investment	$70,368,809	$73,398,569	$75,085,127	$79,665,223	$79,616,456
Average loans held for investment	$71,907,760	$74,190,428	$77,570,383	$79,084,262	$79,285,212
Loans held for investment yield	13.75%	12.31%	11.51%	12.56%	13.20%
Revenue margin	16.64%	14.53%	13.81%	14.94%	15.35%
Net charge-off rate	9.59%	9.24%	8.27%	6.93%	6.10%
30+ day performing delinquency rate	5.53%	4.99%	5.20%	4.86%	4.34%
Purchase Volume (3)	$25,982,259	$25,746,799	$23,473,560	$27,564,750	$29,394,045

Domestic Card Sub-segment
Earnings
Net interest income	$1,797,173	$1,586,686	$1,504,695	$1,608,705	$1,616,038
Non-interest income	855,571	794,440	883,891	1,018,689	1,027,918

Total revenue	$2,652,744	$2,381,126	$2,388,586	$2,627,394	$2,643,956
Provision for loan and lease losses	1,436,959	1,336,736	1,521,997	2,000,928	1,240,580
Non-interest expenses	769,995	787,624	865,460	897,687	873,866

Income (loss) before taxes	445,790	256,766	1,129	(271,221)	529,510
Income taxes (benefit)	156,027	89,868	396	(94,928)	185,328

Net income (loss)	$289,763	$166,898	$733	$(176,293)	$344,182

Selected Metrics
Period end loans held for investment	$61,891,573	$64,760,128	$67,015,166	$70,944,581	$69,361,743
Average loans held for investment	$63,298,525	$65,862,569	$69,187,704	$69,643,290	$68,581,983
Loans held for investment yield	13.74%	12.17%	11.40%	12.52%	13.07%
Revenue margin	16.76%	14.46%	13.81%	15.09%	15.42%
Net charge-off rate	9.64%	9.23%	8.39%	7.08%	6.13%
30+ day performing delinquency rate	5.38%	4.77%	5.08%	4.78%	4.20%
Purchase Volume (3)	$23,760,963	$23,610,760	$21,601,837	$25,217,781	$26,536,070

International Card Sub-segment
Earnings
Net interest income	$227,077	$210,617	$186,993	$207,779	$245,996
Non-interest income	111,291	103,000	101,590	119,531	153,097

Total revenue	$338,368	$313,617	$288,583	$327,310	$399,093
Provision for loan and lease losses	206,762	183,556	160,789	163,601	193,855
Non-interest expenses	127,583	121,948	123,192	177,759	185,775

Income (loss) before taxes	4,023	8,113	4,602	(14,050)	19,463
Income taxes (benefit)	2,047	2,383	2,006	(3,125)	7,133

Net income (loss)	$1,976	$5,730	$2,596	$(10,925)	$12,330

Selected Metrics
Period end loans held for investment	$8,477,236	$8,638,441	$8,069,961	$8,720,642	$10,254,713
Average loans held for investment	$8,609,235	$8,327,859	$8,382,679	$9,440,972	$10,703,229
Loans held for investment yield	13.81%	13.42%	12.41%	12.84%	14.02%
Revenue margin	15.72%	15.06%	13.77%	13.87%	14.91%
Net charge-off rate	9.19%	9.32%	7.30%	5.84%	5.90%
30+ day performing delinquency rate	6.63%	6.69%	6.25%	5.51%	5.24%
Purchase Volume (3)	$2,221,296	$2,136,039	$1,871,723	$2,346,969	$2,857,975

CAPITAL ONE FINANCIAL CORPORATION (COF)

COMMERCIAL BANKING SEGMENT FINANCIAL & STATISTICAL SUMMARY FOR CONTINUING OPERATIONS

MANAGED BASIS (1) (10)

(in thousands)	2009 Q3	2009 Q2	2009 Q1	2008 Q4	2008 Q3
Commercial Banking:
Earnings
Net interest income	$297,484	$274,927	$245,459	$248,913	$238,641
Non-interest income	43,299	49,043	41,214	42,803	35,608

Total revenue	$340,783	$323,970	$286,673	$291,716	$274,249
Provision for loan and lease losses	375,095	122,497	117,304	133,154	41,706
Non-interest expenses	166,043	155,591	141,805	121,420	121,558

Income (loss) before taxes	(200,355)	45,882	27,564	37,142	110,985
Income taxes (benefit)	(70,125)	16,059	9,647	13,000	38,845

Net income (loss)	$(130,230)	$29,823	$17,917	$24,142	$72,140

Selected Metrics
Period end loans held for investment	$29,862,418	$30,317,187	$29,431,097	$29,541,314	$29,095,313
Average loans held for investment	$30,105,329	$30,496,917	$29,545,277	$29,416,025	$28,607,969
Loans held for investment yield	5.01%	4.97%	4.92%	5.72%	5.82%
Period end deposits	$18,617,112	$16,897,441	$15,691,679	$16,483,361	$16,764,330
Average deposits	$17,760,860	$17,020,998	$16,045,943	$15,103,199	$17,152,610
Deposit interest expense rate	0.75%	0.77%	0.92%	1.42%	1.75%
Core deposit intangible amortization	$9,664	$9,975	$9,092	$9,353	$9,614
Net charge-off rate (5)	1.42%	0.89%	0.56%	0.82%	0.16%
Non-performing loans as a percentage of loans held for investment (5)	2.64%	2.32%	1.85%	1.31%	1.00%
Non-performing asset rate (5)	2.83%	2.46%	1.95%	1.41%	1.03%

CAPITAL ONE FINANCIAL CORPORATION (COF)

CONSUMER BANKING SEGMENT FINANCIAL & STATISTICAL SUMMARY FOR CONTINUING OPERATIONS

MANAGED BASIS (1) (10)

(in thousands)	2009 Q3	2009 Q2	2009 Q1	2008 Q4 (4)	2008 Q3
Consumer Banking:
Earnings
Net interest income	$908,744	$839,304	$723,654	$759,716	$754,439
Non-interest income	212,716	225,627	163,257	159,831	194,741

Total revenue	$1,121,460	$1,064,931	$886,911	$919,547	$949,180
Provision for loan and lease losses	156,052	202,055	268,233	518,572	283,424
Goodwill impairment (4)	—	—	—	810,876	—
Non-interest expenses	681,391	724,760	579,724	629,257	614,740

Income (loss) before taxes	284,017	138,116	38,954	(1,039,158)	51,016
Income taxes (benefit)	99,406	48,340	13,634	(86,457)	17,856

Net income (loss)	$184,611	$89,776	$25,320	$(952,701)	$33,160

Selected Metrics
Period end loans held for investment	$40,479,805	$42,183,575	$35,942,632	$37,196,562	$38,077,606
Average loans held for investment	$41,307,635	$43,043,640	$36,543,097	$37,534,915	$38,824,045
Loans held for investment yield	9.50%	8.52%	9.09%	9.22%	9.19%
Auto loan originations	1,512,707	1,341,583	1,463,402	1,476,136	1,444,291
Period end deposits	$72,252,596	$73,882,639	$63,422,760	$61,763,503	$57,492,140
Average deposits	$73,284,397	$74,320,889	$62,730,379	$60,747,850	$57,034,702
Deposit interest expense rate	1.58%	1.76%	2.04%	2.45%	2.39%
Core deposit intangible amortization	$45,856	$47,447	$35,593	$36,615	$37,637
Net charge-off rate (5)	2.67%	2.21%	3.30%	3.75%	3.35%
Non-performing loans as a percentage of loans held for investment (5)(8)	1.25%	1.07%	0.98%	0.93%	0.81%
Non-performing asset rate (5)(8)	1.38%	1.20%	1.16%	1.19%	1.03%
30+ day performing delinquency rate (5)(8)	5.15%	4.69%	5.01%	6.31%	5.81%
Period end loans serviced for others	$30,659,074	$31,491,554	$22,270,797	$22,926,037	$25,384,945

CAPITAL ONE FINANCIAL CORPORATION (COF)

OTHER AND TOTAL SEGMENT FINANCIAL & STATISTICAL SUMMARY FOR CONTINUING OPERATIONS

MANAGED BASIS (1) (10)

(in thousands)	2009 Q3	2009 Q2	2009 Q1 (7)	2008 Q4	2008 Q3
Other:
Earnings
Net interest income	$27,070	$47,659	$82,952	$(57,233)	$34,216
Non-interest income	149,802	16,905	(203,800)	(157,674)	(85,805)

Total revenue	$176,872	$64,564	$(120,848)	$(214,907)	$(51,589)
Provision for loan and lease losses	25,464	59,129	63,634	63,043	45,705
Restructuring expenses	26,357	43,374	17,627	52,839	15,306
Non-interest expenses	31,109	88,459	17,284	68,105	(1,039)

Income (loss) before taxes	93,942	(126,398)	(219,393)	(398,894)	(111,561)
Income taxes (benefit)	(29,164)	(64,372)	(85,906)	(118,346)	(35,538)

Net income (loss)	$123,106	$(62,026)	$(133,487)	$(280,548)	$(76,023)

Selected Metrics
Period end loans held for investment (9)	$347,483	$351,393	$9,876,138	$533,655	$556,371
Average loans held for investment (9)	$349,996	$878,147	$3,832,180	$550,950	$530,172
Period end deposits	$23,633,403	$25,944,110	$42,004,459	$30,373,925	$24,656,504
Average deposits	$24,837,483	$28,268,755	$33,361,282	$28,242,075	$21,140,718

Total:
Earnings
Interest income	$4,212,260	$3,994,692	$3,888,885	$4,205,821	$4,346,261
Interest expense	954,712	1,035,499	1,145,132	1,437,941	1,456,931

Net interest income	$3,257,548	$2,959,193	$2,743,753	$2,767,880	$2,889,330
Non-interest income	1,372,679	1,189,015	986,152	1,183,180	1,325,559

Total revenue	$4,630,227	$4,148,208	$3,729,905	$3,951,060	$4,214,889
Provision for loan and lease losses	2,200,332	1,903,973	2,131,957	2,879,298	1,805,270
Restructuring expenses	26,357	43,374	17,627	52,839	15,306
Goodwill impairment (4)	—	—	—	810,876	—
Non-interest expenses	1,776,121	1,878,382	1,727,465	1,894,228	1,794,900

Income (loss) before taxes	627,417	322,479	(147,144)	(1,686,181)	599,413
Income taxes (benefit)	158,191	92,278	(60,223)	(289,856)	213,624

Net income (loss)	$469,226	$230,201	$(86,921)	$(1,396,325)	$385,789

Selected Metrics
Period end loans held for investment	$141,058,515	$146,250,724	$150,334,994	$146,936,754	$147,345,746
Average loans held for investment	$143,670,720	$148,609,132	$147,490,937	$146,586,152	$147,247,398
Period end deposits	$114,503,111	$116,724,190	$121,118,898	$108,620,789	$98,912,974
Average deposits	$115,882,740	$119,610,642	$112,137,604	$104,093,124	$95,328,030

CAPITAL ONE FINANCIAL CORPORATION (COF)

LOAN DISCLOSURES AND SEGMENT

FINANCIAL & STATISTICAL SUMMARY FOR CONTINUING OPERATIONS NOTES

(1)	The information in this report reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule - “Reconciliation to GAAP Financial Measures”.

(2)	Non performing assets is comprised of non performing loans and other real estate owned (OREO). The non performing asset rate equals non performing assets divided by the sum of loans held for investment and OREO.

(3)	Includes all purchase transactions net of returns and excludes cash advance transactions.

(4)	In the fourth quarter of 2008 the Company recorded impairment of goodwill in its automobile business of $810.9 million.

(5)	Net charge-off rates and 30+ day performing delinquency rates include period end loans held for investment and average loans held for investment acquired as part of the Chevy Chase Bank, FSB (CCB) acquisition. The period end and average loans held for investment and metrics excluding such loans are as follows. Net charge-off dollars were unchanged.

	Q3 2009	Q2 2009
CCB period end acquired loan portfolio (in millions)	$8,002.3	$8,552.9
CCB average acquired loan portfolio (in millions)	$8,525.2	$8,931.9
Net charge-off rate
Commercial and Multi-Family Real Estate	1.42%	0.95%
Middle Market	0.59%	0.61%

Total Commercial Lending	1.12%	0.83%

Total Commercial Banking	1.46%	0.92%

Mortgage	1.24%	0.77%
Retail Banking	2.57%	2.56%

Total Consumer Banking	3.28%	2.72%

30+ day performing delinquency rate
Mortgage	2.06%	1.74%
Retail Banking	1.29%	0.92%

Total Consumer Banking	6.27%	5.74%

Non performing asset rate
Commercial and Multi-Family Real Estate	2.76%	2.25%
Middle Market	1.30%	1.20%

Total Commercial Lending	2.16%	1.83%

Total Commercial Banking	2.91%	2.53%

Mortgage	3.23%	2.78%
Retail Banking	2.03%	1.90%

Total Consumer Banking	1.68%	1.47%

Non performing loans as a percentage of loans held for investment
Commercial Banking	2.71%	2.39%
Consumer Banking	1.52%	1.31%

(6)	The Company’s policy is not to reclassify credit card loans as nonperforming loans. Credit card loans continue to accrue finance charges and fees until charged off. The amount of finance charges and fees considered uncollectible are suppressed and are not recognized in income.

(7)	The impact and balances from the Chevy Chase Bank acquisition are included in the Other category for the first quarter of 2009.

(8)	Includes non accrual consumer auto loans 90+ days past due.

(9)	Other loans held for investment includes unamortized premiums and discounts and certain other purchase accounting adjustments on loans acquired in the Chevy Chase Bank, North Fork and Hibernia acquisitions.

(10)	During the third quarter of 2009, the Company realigned its business segment reporting structure to better reflect the manner in which the performance of the Company’s operations are evaluated. The Company now reports the results of its business through three operating segments: Credit Card, Commercial Banking, and Consumer Banking. Segment and certain sub-segment results have been recasted for all periods presented. The three segments consist of the following:

•

Credit Card includes the Company’s domestic consumer and small business card lending, domestic national small business lending, national closed end installment lending and the international card lending businesses in Canada and the United Kingdom.

•

Commercial Banking includes the Company’s lending, deposit gathering and treasury management services to commercial real estate and middle market customers. The Commercial segment also includes the financial results of a national portfolio of small ticket commercial real estate loans that are in run-off mode.

•

Consumer Banking includes the Company’s branch based lending and deposit gathering activities for small business customers as well as its branch-based consumer deposit gathering and lending activities, national deposit gathering, consumer mortgage lending and servicing activities and national automobile lending.

The segment reorganization includes the allocation of Chevy Chase Bank to the appropriate segments. Chevy Chase Bank’s operations are included in the Commercial Banking and Consumer Banking segments beginning in the second quarter 2009. Chevy Chase Bank’s operations for the first quarter of 2009 remain in the Other category. Chevy Chase Bank’s operations are impacted by the Company’s analysis of the fair values and purchase price allocation of Chevy Chase Bank’s assets and liabilities. As of September 30, 2009, the Company has not finalized the analysis. Changes to the purchase price allocation could result in the Company recasting results of Chevy Chase Bank’s operations.

FOR IMMEDIATE RELEASE: October 22, 2009

Capital One Reports Third Quarter Net Income of $425.6 million, or $0.94 per share

Income from continuing operations of $1.03 per share

Third Quarter Highlights

•	Managed revenue increased $482.0 million, or 11.6 percent, relative to the second quarter.
•	Provision expense increased $296.4 million, due to an anticipated increase in charge-offs as well as a modest allowance build of $31.7 million in the third quarter.
•	Allowance as a percentage of reported loans rose to 5.08 percent in the third quarter of 2009 from 4.84 percent in the second quarter of 2009.
•	Tangible common equity to tangible managed assets, or “TCE ratio,” increased to 6.2 percent, up 52 basis points from the June 30, 2009 ratio of 5.7 percent, and Tier 1 capital rose to 11.8 percent.

McLean, Va. (October 22, 2009) – Capital One Financial Corporation (NYSE: COF) today announced net income for the third quarter of 2009 of $425.6 million, or $0.94 per common share (diluted), versus second quarter 2009 net income of $224.2 million, or $0.53 per common share (diluted), before taking into account the impact from the repayment of the government’s TARP preferred share investment. In the third quarter of 2008, the company reported $374.1 million, or $1.00 per common share (diluted).

“We’ve worked for years to position our company to be resilient, and our third quarter results demonstrate that resiliency in the midst of the most challenging economic cycle we’ve seen in generations” said Richard D. Fairbank, Capital One’s Chairman and Chief Executive Officer. “We are successfully weathering the storm, but the storm is not over. Therefore, we will continue to take the decisive actions necessary to place our company in the best position to navigate the downturn and drive shareholder value over the cycle.”

Total Company Results

•	Total managed revenue in the third quarter of 2009 was $4.6 billion, an increase of $482.0 million, or

11.6 percent, relative to the second quarter. Net interest income increased $298.3 million in the third quarter, or 10.1 percent, while non-interest income increased $183.7 million, or 15.4

Capital One – Third Quarter 2009 Results

percent. The increase in revenue was driven primarily by higher yields in Domestic Card, lower funding costs, a sequential improvement in valuation adjustments to retained securitization interests, and opportunistic moves in the investment portfolio that resulted in gains from securities sales.

•

Provision expense increased $296.4 million quarter over quarter, due to an anticipated increase in charge-offs as well as a $31.7 million allowance build in the third quarter compared to a second quarter release of $166.2 million. The total company allowance build was a result of a significant increase in the Commercial Banking allowance partially offset by releases in both the Credit Card and Consumer Banking allowances.

–	Credit Card total allowance release of $78 million
•	Domestic credit card release of $89 million
•	International credit card build of $11 million
–	Consumer Banking total allowance release of $124 million
•	Auto release of $190 million
•	Other Consumer Banking build of $66 million
–	Commercial Banking total allowance build of $256 million

•

Allowance as a percentage of reported loans rose to 5.08 percent in the third quarter of 2009 from 4.84 percent in the second quarter of 2009 and from 3.59 percent from the third quarter of 2008, excluding the effect of Chevy Chase Bank.

•	Average deposits decreased by $3.7 billion in the quarter to $115.9 billion, or 3.1 percent, over the prior quarter.

•

The cost of managed interest-bearing liabilities decreased from 2.40 percent in the second quarter to 2.28 percent in the third quarter as the company benefited from lower interest rates and continued to replace the run off of higher cost funding with lower cost Consumer Banking and Commercial Banking deposits. The total cost of funds declined 12 basis points to 2.28 percent in the third quarter.

•	Average assets held for investment decreased $4.9 billion in the quarter, driven primarily by reductions in loans outstanding.

•	Non-interest expenses declined $119.3 million in the third quarter of 2009, driven primarily by the absence of the FDIC special assessment that impacted the second quarter as well as modestly lower

Capital One – Third Quarter 2009 Results

marketing and restructuring expenses. The managed efficiency ratio decreased to 38.36 percent in the third quarter of 2009 from 45.28 percent in the second quarter of 2009, driven largely by increasing revenue.

•

The company’s TCE ratio increased to 6.2 percent on September 30, 2009, an improvement of 52 basis points from the second quarter level of 5.7 percent. The Tier 1 risk-based capital ratio of an estimated 11.8 percent, increased 2.1 percentage points, and continues to be well above the regulatory well-capitalized minimum.

“Despite continued credit pressures, Capital One posted solid growth in both revenues and bottom-line profits in the third quarter,” said Gary L. Perlin, Capital One’s Chief Financial Officer. “Our strong balance sheet is supported by healthy reserve levels and a tangible common equity ratio that grew to 6.2 percent, which positions the company against downside risk while enabling future growth.”

Segment Results

During the third quarter of 2009, the company realigned its business segment reporting structure to better reflect the manner in which the performance of the company’s operations is evaluated. The company now reports the results of its business through three operating segments: Credit Card, Commercial Banking, and Consumer Banking.

Credit Card Highlights

For details on the sub-segments’ results, please refer to the Financial Supplement.

The Credit Card segment reported net income in the third quarter of $291.7 million, an increase of $119.1 million, or 69.0 percent, from second quarter net income $172.6 million. Improving revenue margin in the Domestic Credit Card sub-segment drove the improved profitability despite higher provision expense.

•	Revenues improved $296.4 million, or 11.0 percent, to $3.0 billion in the third quarter of 2009.
–	Domestic Card – revenues up $271.6 million, or 11.4 percent from the second quarter
–	International Card – revenues up $24.7 million, or 7.9 percent from the second quarter

•	Revenue margin in the Domestic Card sub-segment improved to approximately 16.8 percent in the third quarter, up from 14.5 percent in the second quarter. The company expects Domestic Card

Capital One – Third Quarter 2009 Results

revenue margin to remain above 16 percent in the fourth quarter. In 2010, the company expects Domestic Card quarterly revenue margin to moderate modestly, but remain close to its fourth quarter 2009 level.

•	Period-end loans in the Credit Card segment were $70.4 billion, a decline of $3.0 billion, or 4.1 percent, from the second quarter of 2009.

–	Domestic Card – loans declined $2.9 billion, or 4.4 percent from the second quarter. The continuing run-off of nationally-originated Installment Loans drove approximately 40 percent of the decline, although they comprise only 13 percent of the Domestic Card loan balances.
–	International Card – loans declined $0.2 billion or 1.9 percent from the second quarter

•

The managed net charge-off rate for the Credit Card segment increased 35 basis points to 9.59 percent in the third quarter of 2009 from 9.24 percent in the second quarter of 2009, primarily as a result of the continuing difficult credit environment.

–	Domestic Card – net charge-offs increased to 9.64 percent in the third quarter from 9.23 percent in the second quarter. The increase was driven by declining balances, the implementation of the OCC minimum payment policies, and the absence of the one-time second quarter benefit from a change in bankruptcy processing partially offset by favorable seasonal trends and a modest improvement in the underlying charge-off rate.
–	International Card – net charge-offs decreased to 9.19 percent in the third quarter from 9.32 percent in the second quarter.

•	The delinquency rate for the Credit Card segment increased 54 basis points to 5.53 percent in the third quarter of 2009 from 4.99 percent in the second quarter of 2009.
–	Domestic Card – delinquencies increased to 5.38 percent in the third quarter from 4.77 percent in the second quarter, reflecting seasonal patterns as well as revenue enhancements taken earlier in 2009.
–	International Card – delinquencies remained basically flat, decreasing to 6.63 percent in the third quarter from 6.69 percent in the second quarter.

Commercial Banking highlights

For more lending information and statistics on the segment results, please refer to the Financial Supplement.

The Commercial Banking segment consists of commercial and multi-family real-estate, middle market lending, and specialty lending, which are summarized under Commercial Lending, and small ticket commercial real estate. The total segment reported a net loss of $130.2 million in the third quarter, down from a profit of $29.8 million in the prior quarter, driven by a $252.6 million increase in the loss provision relative to the second quarter. The provision expense increased primarily as a result

Capital One – Third Quarter 2009 Results

of a large allowance build in anticipation of future credit losses. The two most important drivers of the allowance build were the significant decline in collateral values, particularly in the company’s construction portfolio, and recognizing the effects of higher charge-offs.

•

Commercial Banking revenue increased $16.8 million, or 5.2 percent, to $340.8 million in the third quarter of 2009, while non-interest expenses increased $10.5 million, or 6.7 percent, to $166.0 million.

•	Average loans declined $391.6 million, or 1.3 percent, to $30.1 billion during the third quarter from $30.5 billion during the second quarter of 2009.
–	Commercial Lending – declined $320.5 million, or 1.1 percent, to $27.6 billion
–	Small ticket commercial real estate – declined $71.1 million, or 2.8 percent, to $2.5 billion

•

Average deposits increased $739.9 million, or 4.3 percent, to $17.8 billion during the third quarter from $17.0 billion during the second quarter of 2009, while the deposit interest expense was effectively stable at 75 basis points.

•	The managed net charge-off rate for Commercial Banking increased 53 basis points in the third quarter of 2009 to 1.42 percent from 0.89 percent in the second quarter of 2009.
–	Commercial Lending – 1.08 percent, an increase of 28 basis points over the second quarter of 2009
–	Small ticket commercial real estate – 5.19 percent, an increase of 333 basis points over the second quarter of 2009

•	Non-performing loans as a percentage of loans held for investment for Commercial Banking was 2.64 percent, an increase of 32 basis points from 2.32 percent at the end of the second quarter of 2009.

Consumer Banking highlights

For more lending information and statistics on the segment’s results, please refer to the Financial Supplement.

Consumer Banking reported net income for the third quarter of $184.6 million. Revenue increased $56.5 million in the quarter, with improvements across the Consumer Banking segment. Provision expense declined $46.0 million, driven by an allowance release in the auto finance business. Non-interest expense declined $43.4 million.

•

Average loans declined $1.7 billion, or 4.0 percent, to $41.3 billion during the third quarter. Auto finance loans declined as a result of the company’s earlier efforts to retrench and reposition the auto finance business. Mortgage loans fell as the company continued to experience expected run off in the portfolio.

Capital One – Third Quarter 2009 Results

–	Auto – declined $667.3 million, or 3.3 percent, to $19.6 billion
–	Mortgages – declined $857.3 million, or 5.0 percent, to $16.2 billion
–	Retail banking – declined $211.4 million, or 3.7 percent, to $5.5 billion

•

Average deposits in the Consumer Banking segment declined $1.0 billion, or 1.4 percent, to $73.3 billion during the third quarter from $74.3 billion during the second quarter of 2009. Improved deposit mix and favorable interest rates drove an 18 basis point improvement in the deposit interest expense rate in the third quarter.

•	The managed net charge-off rate for Consumer Banking increased 46 basis points in the third quarter of 2009 to 2.67 percent from 2.21 percent in the second quarter of 2009.
–	Auto – 4.38 percent, an increase of 73 basis points over the second quarter
–	Mortgages – 0.68 percent, an increase of 26 basis points from the second quarter
–	Retail Banking – 2.44 percent, an increase of 3 basis points from the second quarter

The company generates earnings from its managed loan portfolio, which includes both on-balance sheet loans and securitized (off-balance sheet) loans. For this reason, the company believes managed financial measures to be useful to stakeholders. In compliance with Regulation G of the Securities and Exchange Commission, the company is providing a numerical reconciliation of managed financial measures to comparable measures calculated on a reported basis using generally accepted accounting principles (GAAP). Please see the schedule titled “Reconciliation to GAAP Financial Measures” attached to this release for more information.

Forward looking statements

The company cautions that its current expectations in this release, in the presentation slides available on the company’s website and in its Form 8-K dated October 22, 2009, including those regarding Domestic Card revenue margin in the fourth quarter of 2009 and in 2010; and the company’s plans, objectives, expectations, and intentions, are forward-looking statements. Actual results could differ materially from current expectations due to a number of factors, including: general economic conditions in the U.S., the UK, or the company’s local markets, including conditions affecting consumer income, confidence, spending, and savings which may affect consumer bankruptcies, defaults, charge-offs, deposit activity, and interest rates; changes in the labor and employment market; changes in the credit environment; the company’s ability to execute on its strategic and

Capital One – Third Quarter 2009 Results

operational plans; competition from providers of products and services that compete with the company’s businesses; increases or decreases in the company’s aggregate accounts and balances, or the growth rate and/or composition thereof; changes in the reputation of or expectations regarding the financial services industry or the company with respect to practices, products or financial condition; financial, legal, regulatory, tax or accounting changes or actions, including with respect to any litigation matter involving the company; and the success of the company’s marketing efforts in attracting or retaining customers. A discussion of these and other factors can be found in the company’s annual report and other reports filed with the Securities and Exchange Commission, including, but not limited to, the company’s reports on Form 10-K for the fiscal year ended December 31, 2008 and reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009.

About Capital One

Capital One Financial Corporation (www.capitalone.com) is a financial holding company whose subsidiaries, which include Capital One, N.A. and Capital One Bank (USA), N. A., had $114.5 billion in deposits and $209.7 billion in total managed assets outstanding as of September 30, 2009. Headquartered in McLean, Virginia, Capital One offers a broad spectrum of financial products and services to consumers, small businesses and commercial clients. Capital One, N.A. has approximately 1,000 branch locations primarily in New York, New Jersey, Texas, Louisiana, Maryland, Virginia, and the District of Columbia. A Fortune 500 company, Capital One trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 100 index.

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NOTE: Third quarter 2009 financial results, SEC Filings, and earnings conference call slides are accessible on Capital One’s home page (www.capitalone.com). Choose “Investors” on the bottom of the home page to view and download the earnings press release, slides, and other financial information. Additionally, a podcast and webcast of today’s 5:00 pm (ET) earnings conference call is accessible through the same link.